Exhibit 99.(5)(a)

Pacific Life & Annuity Company

Retirement Solutions Division

[P.O. Box 2829, Omaha, NE  68103-2829

or 6750 Mercy Rd, RSD, Omaha,  NE 68106

www.PacificLife.com

Contract Owners: (800) 748-6907

[Financial Professionals]: (800) 748-6907]

[Pacific Choice 2] Individual Deferred Variable Annuity Application NEW YORK

All pages of this form must be returned. Print clearly in dark ink and avoid highlighting.

1. PRIMARY ANNUITANT Must be an individual. Check product guidelines for maximum issue age.

First Name	Middle Name		Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

JOINT ANNUITANT (Optional) Not applicable for Qualified contracts. Default is Joint unless this box is checked: ☐ Contingent

First Name	Middle Name		Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

2. OWNER If Annuitant(s) and Owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.

First Name	Middle Name		Last Name		Sex ☐ M ☐ F
Entity (if an individual is not selected)
SSN/TIN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

JOINT OWNER (Optional) Not applicable for Qualified contracts.

First Name	Middle Name		Last Name		Sex ☐ M ☐ F
SSN	Date of Birth (mm/dd/yyyy)	Telephone Number	Email Address
Mailing Address			City	State	Zip Code
Residence Address (if different than above)			City	State	Zip Code

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3. ELECTRONIC INFORMATION OPT-IN CONSENT

Email Address:

By providing the email address above and signing this application, I voluntarily consent to receive documents and notices applicable to my contract as permitted by law, including prospectuses, prospectus supplements, reports, statements, immediate confirmations, tax forms, proxy solicitations, privacy notice and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. Mail. Pacific Life & Annuity Company will send paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. For jointly owned contracts, both owners are consenting to receive information electronically.

Pacific Life & Annuity Company suggests that in order to receive documents electronically, the contract owner should have ready access to a computer with Internet access, an active email account to receive this information electronically, and ability to read and retain it. I understand that:

•                  There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•                  I should provide a current email address and notify Pacific Life & Annuity Company promptly when my email address changes.

•                  I should update any email filters that may prevent me from receiving email notifications from Pacific Life & Annuity Company.

•                  I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•                  For jointly owned contracts, all information will be provided to the email address listed. Electronic delivery will be cancelled if emails are returned undeliverable.

•                  This consent will remain in effect until I revoke it.

Please call [(800) 748-6907] and tell a customer service representative if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address. You may opt out of electronic delivery at any time. You may also opt out of electronic delivery on our website at [https://annuities.myaccount.pacificlife.com].

4. TELEPHONE/ELECTRONIC AUTHORIZATION Complete this section to enroll:

As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make certain telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacific Life & Annuity Company to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity Company and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.

5. HOUSEHOLDING By signing this application, I consent to Pacific Life & Annuity Company mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, and reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.

☐ I elect NOT to participate in householding.

6. CONTRACT TYPE Select ONE.

[☐ Non-Qualified[1,2] ☐ Post-Death Non-Qualified[8]	☐ IRA ☐ Inherited IRA[6]	☐ Roth IRA ☐ Inherited Roth IRA[6]	☐ SIMPLE IRA[3] ☐ SEP-IRA	☐ 401(a)[5] ☐ 401(k)[5] ☐ TSA/403(b)[4]	☐ Keogh/HR-10[5] ☐ Individual(k)[7] ]

[1 For trust-owned contracts, complete Trustee Certification and Disclosure form.

2 For Non-Qualified contracts, if owner is a non-natural person or corporation, complete Non-Natural or Corporate-Owned Disclosure Statement form.

3 Complete SIMPLE IRA Employer Information form.

4 Complete Tax-Sheltered Annuity Certification TSA/403(b) form.

5 Complete Qualified Plan Disclosure form.

6 For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification form.

7Complete Individual(k) Qualified Plan Disclosure form.

8Complete Post-Death Non-Qualified Exchange Disclosure and Distribution Request form]

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7. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 403(b), and Qualified plans) or other non-natural owners, the designated recipient will be the owner and beneficiary information provided below may not be valid. A spouse’s consent may be required in community property states, if applicable. We recommend you discuss with your legal representative. If you are naming a minor as your beneficiary, please complete the [Special Beneficiary Designation Request] form. See your contract and prospectus for details about death benefit and beneficiary proceeds.

1. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage %
Mailing Address	City	State	Zip Code	Telephone Number

2. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage %
Mailing Address	City	State	Zip Code	Telephone Number

3. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage %
Mailing Address	City	State	Zip Code	Telephone Number

4. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage %
Mailing Address	City	State	Zip Code	Telephone Number

5. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage %
Mailing Address	City	State	Zip Code	Telephone Number

6. First Name	Middle Name	Last Name		Relationship
Entity (if an individual is not selected)	SSN/TIN	Date of Birth (mm/dd/yyyy)	☐ Primary ☐ Contingent	Percentage %
Mailing Address	City	State	Zip Code	Telephone Number

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8. INITIAL PURCHASE PAYMENT AMOUNT [Make check payable to Pacific Life & Annuity Company]

8A. NON-QUALIFIED CONTRACT PAYMENT TYPE          8B. QUALIFIED CONTRACT PAYMENT TYPE

[☐ 1035 exchange(s)/estimated transfer $ ☐ Amount enclosed $	☐ Transfer $________________ ☐ Rollover $________________ ☐ Contribution $________________ for tax year ________]

9. REPLACEMENT

9A. EXISTING INSURANCE

☐Yes ☐No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)

9B. REPLACEMENT

☐Yes ☐No

Do you intend the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 transfer/exchange forms.

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Mailing Address	City	State	Zip Code	Telephone Number

Surrendering Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Mailing Address	City	State	Zip Code	Telephone Number

10. OPTIONAL RIDERS

[Subject to state and broker/dealer availability. If the rider selected cannot be added to the contract due to age restrictions, state, or broker/dealer availability, the contract will be issued without the optional rider. Riders are irrevocable after election.]

[10A.  GUARANTEED MINIMUM ACCUMULATION BENEFIT (GMAB) [Owner(s) and Annuitant(s) must not be over age 85 at issue.]

[You may select only ONE.]

[☐                    Investment Guard - 5 Year Not available with Post-Death Non-Qualified business.

☐                        Investment Guard - 7 Year Not available with Post-Death Non-Qualified business. Select one Protected Percentage.

☐ 10%                  ☐ 15%

☐                        Investment Guard - 10 Year Not available with Inherited IRA, Inherited Roth IRA, and Post-Death Non-Qualified business. Select one Protected Percentage.

☐ 10%                  ☐ 15%                  ☐ 20%]

CONTINUED ON NEXT PAGE

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If the contract to be issued is a qualified contract (IRA, SIMPLE IRA, SEP-IRA, TSA/403(b), 401(a), 401(k) or Keogh/HR-10), benefits provided under the optional Guaranteed Minimum Accumulation Benefit rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the Guaranteed Minimum Accumulation Benefit rider benefits before or after your required minimum distribution beginning date under the contract, you should consider whether the benefits provided under any such rider is appropriate for your circumstances. You should consult your tax adviser prior to adding any optional rider to your contract.

[10B.  DEATH BENEFIT RIDER [Select one rider. If a below death benefit rider is not selected, your death benefit will be the contract value as of the Notice Date. Asset Allocation requirements do not apply]

[☐  Return of Purchase Payments Death Benefit Rider Owner(s) and Annuitant(s) must not be over age 85 at issue.

☐  Stepped-Up Death Benefit Rider Owner(s) and Annuitant(s) must not be over age 75 at issue.]

If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider.

11. ALLOCATION OPTIONS

Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below, and where applicable if a selection was made in the Dollar Cost Averaging (DCA) section, unless alternate instructions are on file or provided with the investment.

IMPORTANT: [To be eligible for a GMAB rider in Section 10, you may select any individual investment NOT marked with an asterisk “*”. Allocations may be among these portfolios and must total 100%.]

Allocations must total 100%.

[

U.S. Fixed - Income Portfolios

American Funds® IS American High-Income TrustSM*

American Funds® IS The Bond Fund of AmericaSM

American Funds® IS U.S. Government Securities FundSM

Fidelity® VIP Government Money Market Portfolio

Fidelity® VIP Strategic Income

Janus Henderson VIT Flexible Bond Portfolio

JPMorgan Intermediate Bond

Lord Abbett Bond Debenture Portfolio VC*

Lord Abbett Total Return Portfolio VC

Pacific Asset Management Core Income

Pacific Asset Management Floating Rate Income

Pacific Asset Management High Yield Bond*

PIMCO Inflation Managed

PIMCO Managed Bond

PIMCO VIT Income Portfolio

T. Rowe Price Short Duration Bond

Western Asset Management Diversified Bond

		________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________%	_______%Total
Non-U.S. Fixed - Income Portfolios	American Funds® IS Capital World Bond FundSM Principal Emerging Markets Debt* Templeton Global Bond VIP Fund	_______% _______% _______%	_______%Total

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U.S. Equity Portfolios

AB Small-Cap Value

American Century Value

American Century VP Mid Cap Value

American Funds® IS Growth FundSM

American Funds® IS Growth-Income FundSM

American Funds® IS Washington Mutual Investors FundSM

BlackRock Equity Index

BlackRock Large-Cap Growth

BlackRock Small-Cap Index

Boston Partners Mid-Cap Value

ClearBridge Large-Cap Value

ClearBridge Variable Aggressive Growth Portfolio

Delaware Mid-Cap Growth

Fidelity® VIP Contrafund ®

Franklin Rising Dividends VIP Fund

Franklin/BlackRock Small-Cap Equity

Janus Focused Growth

JPMorgan Large-Cap Core

JPMorgan Value Advantage

MFS® Growth

MFS® Small-Cap Growth*

Scout Investments Mid-Cap Equity

T. Rowe Price Dividend Growth

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%Total
Non-U.S. Equity Portfolios

American Funds® IS Capital World Growth and Income FundSM

American Funds® IS Global Growth FundSM

American Funds® IS Global Small Capitalization FundSM

American Funds® IS International FundSM

American Funds® IS International Growth and Income FundSM

American Funds® IS New World FundSM

ClearBridge International Growth

FIAM LLC International Small-Cap

Franklin Mutual Global Discovery VIP Fund

Invesco Emerging Markets

Invesco V.I. Global Fund

Invesco Oppenheimer V.I. International Growth Fund

MFS® International Large-Cap

Wellington International Value

		________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________% ________%	________%Total
Alternative Strategies Portfolios	JPMorgan Hedged Equity Neuberger Berman U.S. Equity Index PutWrite Strategy Portfolio PIMCO VIT CommodityRealReturn® Strategy Portfolio* VanEck VIP Global Resources Fund*	________% ________% ________% ________%	________%Total

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Sector Portfolios	BlackRock Health Sciences* Delaware Ivy VIP Energy* Invesco V.I. Global Real Estate Fund* MFS® Technology* MFS® Utilities Series* Principal Real Estate*	________% ________% ________% ________% ________% ________%	________%Total
Asset Allocation/Balanced Portfolios

American Funds® IS Asset Allocation FundSM

American Funds® IS Capital Income Builder® FundSM

American Funds® IS Global Balanced FundSM

American Funds® IS Managed Risk Asset Allocation FundSM

BlackRock 60/40 Target Allocation ETF V.I. Fund

BlackRock Global Allocation V.I. Fund

Delaware Ivy VIP Asset Strategy

DFA Balanced Allocation Portfolio

Fidelity® VIP FundsManager® 60%

First Trust/Dorsey Wright Tactical Core Portfolio

First Trust/Dow Jones Dividend & Income Allocation Portfolio

First Trust Multi Income Allocation Portfolio

Franklin Allocation VIP Fund

Franklin Income VIP Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Equity and Income Fund

Janus Henderson VIT Balanced Portfolio

JPMorgan Insurance Trust Global Allocation Portfolio

JPMorgan Insurance Trust Income Builder Portfolio

MFS® Total Return Series

PIMCO VIT All Asset Portfolio

PLFA ESG Diversified

PLFA ESG Diversified Growth

PLFA Pacific Dynamix® Conservative-Growth

PLFA Pacific Dynamix® Moderate-Growth

PLFA Pacific Dynamix® Growth

PLFA Portfolio Optimization Conservative

PLFA Portfolio Optimization Moderate-Conservative

PLFA Portfolio Optimization Moderate

PLFA Portfolio Optimization Growth

PLFA Portfolio Optimization Aggressive-Growth

State Street Total Return V.I.S. Fund

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%

________%Total
MUST TOTAL 100%			________%Total

]

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12. DOLLAR COST AVERAGING (DCA) (Optional)

If elected, 100% of your initial investment will be allocated to the DCA Plus Fixed Term unless you indicate a different percentage below. If you select a percentage less than 100% in the Allocation Options section, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus Fixed Term, use the Remarks section, or the [Transfers and Allocations] form. Additional investments will be allocated to the DCA Plus Fixed Term selection indicated below unless alternate instructions are on file or provided with the investment.

[DCA Plus Fixed Term

Select one: ☐ 6 months ☐ 12 months	________% of initial investment. Default will be 100% if not indicated in the Allocation Options section.

]

13. REBALANCING (Optional)

[☐ Quarterly ☐ Semi-annually ☐ Annually]

14. REMARKS (Use for additional detail or clarifications). If additional space is needed, attach a letter signed and dated by the owner(s).

[ ]

15. STATEMENT OF OWNER(S)

I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life & Annuity Company. I received the variable annuity prospectus, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract.

I have discussed all fees and charges for this contract with my [financial professional], including withdrawal charges, if applicable.

I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from my [financial professional], the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number; and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien); and (4) I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. Cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. NOTE: The IRS does not require my consent to any provision on this application other than the certification required to avoid backup withholding.

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

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I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s Signature	Date (mm/dd/yyyy)

Joint Owner’s Signature (if applicable)	Date (mm/dd/yyyy)

Signed at:
	City	State

State Solicited:

Complete this box for custodial-owned Qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and [financial professional] appointment purposes.

16. [FINANCIAL PROFESSIONAL’S] STATEMENT

16A. EXISTING INSURANCE

☐Yes ☐No	Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)

16B. REPLACEMENT

☐Yes ☐No

Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes,” I affirm that I have referred the applicant to the replacement question in the Replacement Section of this application.

I hereby certify that I have used only Pacific Life & Annuity Company’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity Company’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner(s), as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program.

I certify that I have provided the applicant with the variable annuity prospectus, and if applicable, the Buyer’s Guide for Deferred Annuities for this variable annuity contract. I further certify that I have also considered the owner’s liquidity needs, financial resources used to fund the annuity (including debts and obligations), willingness to accept any non-guaranteed elements, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer [Distribution Firm].

For states where applicable, I further certify that the recommended purchase is in the best interest of the owner(s), that I have followed the standards and obligations required under law in making that best interest determination, and that I did not place my own or Pacific Life & Annuity Company’s financial interests ahead of the interests of the owner(s). I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant.

If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

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I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life & Annuity.

Soliciting [Financial Professional’s] Signature	Print [Financial Professional’s] Full Name

[Financial Professional’s] Telephone Number	[Financial Professional’s] Email Address
Broker/Dealer’s Name (if applicable)	Brokerage Account Number (optional)
Distribution Firm’s Name (if applicable)	Option [☐ A ☐ B ☐ C ☐ D ]
ID # (if applicable)

Soliciting [Financial Professional’s] Signature (if applicable)	Print [Financial Professional’s] Full Name

[Financial Professional’s] Telephone Number	[Financial Professional’s] Email Address
Broker/Dealer’s Name (if applicable)	Brokerage Account Number (optional)
Distribution Firm’s Name (if applicable)	Option [☐ A ☐ B ☐ C ☐ D ]
ID # (if applicable)

Send completed application as follows:

APPLICATION WITH PAYMENT:	APPLICATION WITHOUT PAYMENT:
Regular Mail Delivery: [P.O. Box 2736 Omaha, NE 68103-2736]	Regular Mail Delivery: [P.O. Box 2829 Omaha, NE 68103-2829]	Email: [AnnuityService@PacificLife.com] Fax: [(888) 837-8172]
Overnight Mail Delivery: [6750 Mercy Rd, RSD Omaha, NE 68106]	Overnight Mail Delivery: [6750 Mercy Rd, RSD Omaha, NE 68106]	Questions: Contract Owners: [(800) 748-6907] [Financial Professionals]: [(800) 748-6907]

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